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                                                                   Exhibit 10.19

                           TERMS OF THE OFFERING

         The shares of Common Stock ("Shares"), par value $0.001, are being offered without registration under the Securities Act of 1933, as amended (the "Securities Act"), and the securities laws of certain states, in reliance on the private offering exemption contained in Section 4(2) of the Securities Act and on Regulation D of the Securities and Exchange Commission (the "SEC") thereunder ("Regulation D") and in reliance on similar exemptions under certain applicable state laws.

         THE INVESTMENT CONTEMPLATED HAS A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS MUST CONDUCT THEIR OWN EXTENSIVE DUE DILIGENCE TO DETERMINE THE SUITABILITY OF AN INVESTMENT IN THE COMPANY FOR THEIR OWN PORTFOLIO.

                                  THE OFFERING

PRICE PER SHARE

         The price per Share (the "Per Share Price") will be $1.00 per share.

QUALIFICATION OF INVESTORS--ACCREDITED INVESTORS

         Shares are suitable only for long-term investment by persons who have sufficient financial means to bear the risk of total loss of their investment in the Company and who have no need for liquidity in their investment.

         Sales will be made only to individuals who at the time of sale are, or whom the Company reasonably believes are, "Accredited Investors" within the meaning of Regulation D promulgated by the SEC and similar provisions under applicable state laws. Each Investor will be required to complete an Investor Suitability Questionnaire and an agreement, which contains specific representations regarding the Investor's status as an "Accredited Investor."

         The suitability standards referred to above represent minimum suitability requirements for prospective investors and the satisfaction of such standards by a prospective investor does not necessarily mean that the Shares are a suitable investment for such prospective investor. The Company may make or cause to be made such further inquiry and obtain such additional information as it deems appropriate with regard to the suitability of prospective investors. The Company reserves the right to modify, increase or decrease the suitability standards and minimum investment with respect to certain investors in order to comply with any applicable state or local laws, rules, regulations or otherwise.

         THE SUITABILITY STANDARDS DISCUSSED ABOVE REPRESENT MINIMUM SUITABILITY STANDARDS FOR PROSPECTIVE INVESTORS. EACH PROSPECTIVE INVESTOR SHOULD DETERMINE WHETHER THIS INVESTMENT IS APPROPRIATE FOR SUCH INVESTOR.

         The Company reserves the right to screen prospective investors and has the right, in its sole discretion, to reject any prospective investor for any reason.

         THE COMPANY WILL NOT OFFER OR SELL SHARES TO ANY PROSPECTIVE INVESTOR WHO HAS NOT FILLED OUT, AS THOROUGHLY AS POSSIBLE, AN INVESTOR SUITABILITY QUESTIONNAIRE.

PLAN OF DISTRIBUTION

         The Shares are being offered for sale by the Company. The Company is required to pay the costs of qualifying the Shares, and the securities underlying the Shares, under federal and state securities laws, together with legal and accounting fees, printing and other costs in connection with this Offering.

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         The Company may complete multiple sales of Shares, (the closing of which are referred to herein as "Subsequent Closings" with each of the first closing of a sale of Shares and the Subsequent Closings referred to herein as a "Closing"). The capital contributed from investors at all Closings will not exceed $5,000,000. Cash from all subscriptions received and accepted by the Company, up to the Maximum Offering amount, will be immediately available to the Company.

REGISTRATION OBLIGATION

         The Company will, not later than 90 days following the last Closing, use its commercially reasonable efforts to effect a registration on Form S-3 for the resale of shares of Common Stock offered hereby. The Company will bear all expenses of registration (exclusive of underwriting discounts and commissions or other selling expenses and fees of counsel of a selling shareholder). The Company will be obligated to use its commercially reasonable efforts to keep such registration effective for two years following the First Closing. In the event that any holder of Common Stock sold in the Offering wishes to sell such Common Stock pursuant to such registration, such holder will be required to give the Company three (3) business days' notice of its intent to sell in reliance on such registration, and such notice shall be deemed to constitute a representation that any written information previously supplied by such holder is accurate as of the date of such notice. Within three (3) business days following such notice, the Company may require that such holder delay such sale for a period not to exceed 60 days if the Company certifies in writing that such delay is necessary because a sale pursuant to the registration statement in its then-current form would not be in the best interests of the Company and its stockholders due to disclosure obligations of the Company; provided, however, that the Company will not be entitled to invoke its right to delay a sale more than three times in any calendar year.

SUMMARY OF SUBSCRIPTION PROCEDURE

         Included with this Terms of the Offering is an Investor Suitability Questionnaire. Each prospective investor should promptly complete, execute and fax this Questionnaire to the Company at (702) 888-3219, attn: Elizabeth Gasper, CFO of Borealis, 4070 Silver Sage Drive, Carson City, Nevada 89701. To subscribe for Shares, Accredited Investors should send an executed copy of this Terms of the Offering to the Company via fax at (702) 888-3219, or mail, 4070 Silver Sage Drive, Carson City, Nevada 89701 attn: Elizabeth Gasper, CFO of Borealis, and a cash payment in the form of a check, bank draft or money order payable to "Borealis Technology Corporation" in the amount of the subscription or funds wired per the following instructions:

               To the account of:        Borealis Technology Corp.
               Account Number:           8290104127
               ABA Number:               121201694
               Bank:                     U.S. Bank - Incline Village
               Address:                  Incline Village, NV  89450
               Phone:                    (702) 831-4780

         All subscription documents should be returned whether executed or unexecuted to Borealis Technology Corporation, 4070 Silver Sage Drive, Carson City, Nevada 89701, Attn: Elizabeth Gasper.

         SUBSCRIPTION DOCUMENTS SUBMITTED TO THE COMPANY MERELY CONSTITUTE AN OFFER TO INVEST IN THE OFFERING WHICH OFFER MAY BE ACCEPTED OR REJECTED BY THE COMPANY IN ITS SOLE DISCRETION.


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                            DESCRIPTION OF THE SHARES

         The Shares being offered by the Company consist of Common Stock, $.001 par value.

COMMON STOCK

         As of May 22, 1998, there were approximately 5,879,148 shares of Common Stock outstanding. The holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders. Subject to preferences that may be applicable to any outstanding Preferred Stock, if any, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion out of funds legally available therefor. The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to fund the development of its business and therefore does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. Pursuant to a bank term loan, the Company is restricted from paying cash dividends without the prior approval of the lender.

         In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior rights of Preferred Stock, if any, then outstanding. The Common Stock has no preemptive or other subscription rights and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All of the outstanding shares of Common Stock are fully paid and nonassessable.



Borealis Technology Corp.              Investor Name:__________________________

____________________                   Signature:___________________________
Elizabeth J. Gasper
CFO

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